Exhibit 10.5

MATIV HOLDINGS, INC.
DEFERRED COMPENSATION PLAN NO. 2
FOR NON-EMPLOYEE DIRECTORS

Amended and Restated as of January 1, 2023

Article I - Purpose and Participation

The purpose of the Mativ Holdings, Inc. Deferred Compensation Plan No. 2 for Non-Employee Directors (“Plan”) is to enhance the ability of Mativ Holdings, Inc. (“Mativ”) to attract and retain as members of its Board of Directors (“Board”) individuals of outstanding competence.

Article II - Definitions

As used within this document, the following words and phrases have the meanings described in this Article II unless a different meaning is required by the context. Some of the words and phrases used in the Plan are not defined in this Article II, but for convenience, are defined as they are introduced into the text. Words in the masculine gender shall be deemed to include the feminine gender. Any headings used are included for ease of reference only, and are not to be construed so as to alter any of the terms of the Plan.

Section 2.1    Annual Deferral. The amount of the Annual Retainer which the Director elects to defer with respect to each Deferral Period pursuant to Section 3.2 of the Plan.

Section 2.2 Annual Retainer. The amount of any compensation paid to the Director for service on the Board of Directors or on any standing committee of the Board of Directors, which is delivered in the form of an annual retainer paid pro-rata quarterly.

Section 2.3 Beneficiary. The individual(s) or entity or entities designated by the Participant in accordance with Section 8.11 to receive the Participant’s benefits payable under the Plan after the Participant’s death.

Section 2.4    Board or Board of Directors. The Board of Directors of Mativ.

Section 2.5 Change of Control. The earliest of the following events, except as otherwise set forth below:

(i)    when any one Person, or more than one Person acting as a group, acquires ownership of Mativ that, together with stock or other ownership interests held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock or ownership interests of Mativ, provided, that if any one Person or more than one Person acting as a group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of Mativ, the acquisition of additional stock or ownership interests by the same Person or group will not be considered to cause a Change in Control;

(ii)    when any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person or group) assets from Mativ that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of Mativ (determined without regard to any liabilities associated with such assets) immediately prior to such acquisition or acquisitions, without regard to assets transferred to: (a) a shareholder or owner of Mativ (immediately before the asset transfer) in exchange for or with respect to its stock, (b) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by Mativ, (c) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of Mativ or (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of Mativ; or

(iii)    when a majority of the members of the Board of Directors of Mativ is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of Mativ prior to the date of their appointment or election.

For purposes of this Plan, Persons will not be considered to be acting as a group solely because they purchase or own stock or an ownership interest at the same time or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction. If a Change in Control occurs on account of a series of transactions, the Change in Control is considered to occur on the date of the last of such transactions. The term “Person” means any corporation, individual, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind. For purposes of the definition of a Change in Control, Section 318(a) of the Code applies to determine ownership interest and stock ownership. Ownership interest and stock ownership underlying a vested option is considered owned by the Person that holds the vested option (and the ownership interest and stock ownership underlying an unvested option is not considered owned by the Person who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock-that is not substantially vested (as defined by Treasury Regulation Section 1.83-3(b) and (j)), the stock ownership underlying the vested option is not treated as owned by the Person that holds the vested option.

For purposes of the Plan, Change in Control shall be interpreted consistent with the requirements of Section 409A of the Code.

Section 2.6 Code. The Internal Revenue Code of 1986, as amended, Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

Section 2.7 Committee. The Compensation Committee of Mativ’s Board of Directors.

Section 2.8 Deferral Accounts. The Stock Unit Measurement Account and/or the
Investment Measurement Account established for each Director participating in this Plan pursuant to Sections 4.2 and 4.3, respectively, for each Plan Year with respect to which the Director has made a Deferral Election.

Section 2.9 Deferral Election. The written election to defer the Director’s Annual Retainer made by the Director in accordance with Section 3.2 of the Plan. Such written election shall be in the format designated by Mativ.

Section 2.10 Deferral Period. The Plan Year for which a Deferral Election is made, or in the case of a new Director elected during a Plan Year, the portion of the Plan Year in which the new Director is elected for which a Deferral Election is made remaining after the effective date of the Director’s Deferral Election.

Section 2.11 Effective Date. January 1, 2023.

Section 2.12 Fair Market Value. Shall have the meaning given to such term in Section 4.2.

Section 2.13 IRS. The Internal Revenue Service.

Section 2.14 Plan. The Mativ Holdings, Inc. Deferred Compensation Plan No. 2 for Non-Employee Directors.

Section 2.15 Plan Administrator. The Mativ Board of Directors or a committee thereof as appointed by the Board from time to time to administer the Plan.

Section 2.16 Plan Year. The 12-month period beginning each January 1 and ending on the following December 31.

Section 2.17 Rabbi Trust. The trust which Mativ, as grantor, may establish, in its discretion in accordance with Article VII of the Plan, as a trust intended to qualify under subpart E, part I, Subchapter J, chapter 1, Subtitle A of the Code as a grantor trust for the Plan, as amended from time to time.

Section 2.18 Separation from Service. Means termination of the Participant’s service on the Board that constitutes a “Separation from Service” within the meaning of Section 409A of the Cede.

Section 2.19    Mativ. Mativ Holdings, Inc.
Section 2.20    Valuation Date. Each business day of the Plan Year.
Article III - Eligibility and Participation

Section 3.1 Deferral Election. Non-employee members of the Board (“Directors”) may elect to defer receipt of all or any portion of the Director’s earned Annual Retainer for the Plan Year into a Stock Unit Measurement Account (the “Stock Unit Measurement Account”) and/or an Investment Measurement Account (the “Investment Measurement Account”). One-quarter of the Director’s Annual Retainer shall be deemed earned on the first business day of each calendar quarter.

Section 3.2 Timing of Election. The Director must submit a Deferral Election to Mativ’s Vice President, Total Rewards & HR Service Delivery or his or her designee by December 31 of each year indicating the Annual Retainer to be deferred for the following Plan Year.

Section 3.3 Mid-Plan Year Election. If any individual initially becomes a Director during a Plan Year, he may elect, within the first 30 days of being elected to the Board, to defer the portion of the Director’s Annual Retainer to be earned for the remaining calendar quarters of the Plan Year beginning after the effective date of the Director’s Deferral Election.

Section 3.4 Evergreen. Notwithstanding the foregoing, once made, a Deferral Election shall remain in effect for each succeeding Plan Year, in accordance with the terms of the Deferral Election, unless and until the Director either makes a new Deferral Election for such succeeding Plan Year or specifically cancels the Deferral Election for such succeeding Plan Year, in either case by December 31 of the year immediately prior to the Plan Year for which the new Deferral Election or cancellation is to be effective.

Article IV - Deferred Compensation Accounts

Section 4.1 Accounts. For record-keeping purposes only, Mativ shall maintain a Stock Unit Measurement Account and/or an Investment Measurement Account for each Plan Year with respect to which the Director has made a Deferral Election.

Section 4.2 Stock Unit Measurement Account. The Stock Unit Measurement Account shall consist of fictional shares (“Stock Units”) of Mativ common stock, par value of $0.10 per share (“Common Stock”), into which the Director’s deferred Annual Retainer is deemed to be invested for the sole purpose of determining the amount of the payment upon any distribution of benefits from the Director’s Stock Unit Measurement Account.

Section 4.2.1 For purposes of determining the number of whole or fractional shares of Common Stock which shall be credited to the Director’s Stock Unit Measurement Account, the hypothetical purchase of shares of Common Stock shall be deemed to be made at Fair Market Value on the date the related Annual Retainer (to be deferred into the Stock Unit Measurement Account) otherwise would have been paid to the Director. For purposes of Section 4.2, Fair Market Value means the closing price of the Common Stock, as reported on the New York Stock Exchange composite tape, on the day immediately preceding the applicable date, or if no such trading in the Common Stock shall have taken place on that day, on the last preceding day on which there was such trading in the Common Stock.

Section 4.2.2 The equivalent of any cash dividends paid with respect to any Common Stock equivalents deemed held in the Director’s Stock Unit Measurement Account shall be applied as of the date on which such dividends are paid, based on the hypothetical number of shares of Common Stock in the Stock Unit Measurement Account as of the record date for such dividend, to the hypothetical purchase of additional whole or fractional shares of Common Stock at Fair Market Value on such payment date. The appropriate number of whole or fractional shares shall be credited to the Director’s Stock Unit Measurement Account.

Section 4.2.3 Any distribution of benefits from the Stock Unit Measurement Account shall be charged to that account as of the date such payment is made by Mativ or by the trustee of any Rabbi Trust established by Mativ for the Plan.

Section 4.2.4 In the event Mativ pays a stock dividend or reclassifies or divides or combines its outstanding Common Stock, then an appropriate adjustment shall be made in the hypothetical number of shares of Common Stock held in the Director’s Stock Unit Measurement Account.

Section 4.3 Investment Measurement Account. As of the date the related Annual. Retainer otherwise would have been paid to the Director, Mativ shall credit to the Director’s Investment Measurement Account the amount of such Annual Retainer (to be deferred into the Investment Measurement Account) that was deferred by the Director pursuant to the Deferral Election submitted for the applicable Plan Year.

Section 4.3.1 Any distribution of benefits from an Investment Measurement Account shall be charged to that account as of the date such payment is made by Mativ or by the trustee of any Rabbi Trust established by Mativ for the Plan.

Section 4.4 Earnings and Losses on the Investment Measurement Account. The Investment Measurement Account balance shall be credited or debited, as the case may be, as of each Valuation Date with deemed net income, gain and loss, including any deemed net unrealized gain and loss, based on hypothetical investment directions made by the Participant with respect to the Investment Measurement Account on a form designated by the Plan Administrator, in accordance with investment options and procedures adopted by the Plan Administrator in its sole discretion from time to time.

Section 4.5 Hypothetical Nature of Accounts. With respect to each participating Director, the Plan constitutes an unsecured promise by Mativ to make the benefit distributions in the future in cash in the sum of the amount credited to the Director’s Investment Measurement Account, after adjustment for gains or losses, and in shares of Common Stock equal to the number of shares of Common Stock credited to the Director’s Stock Unit Measurement Account, after adjustment for dividends and similar amounts. The Plan Administrator may set the Valuation Date through which the Director’s Stock Unit Measurement Account and/or Investment Measurement Account may be determined for purposes of determining the amount of any cash distribution and the number of shares of Common Stock to be distributed under the Plan, which Valuation Date may not be more than thirty (30) days prior to the time of the distribution, and no earnings or losses (or unrealized gains or losses) need to accrue after such date. Any Deferral Account established for a Director under this Plan shall be hypothetical in nature and shall be maintained solely for Mativ’s record-keeping purposes so that any contributions can be credited and deemed investment earnings and losses (or unrealized gains or losses) on such amounts can be credited (or debited, as the case may be). Neither the Plan, the Investment Measurement Accounts (nor subaccounts) nor the Stock Unit Measurement Accounts (nor subaccounts) shall hold any actual funds or assets.

Section 4.5.1 The right of any individual or entity to receive one or more payments of cash or distributions of shares of Common Stock under the Plan shall be an unsecured claim against the general assets of Mativ. Any liability of Mativ to any Director or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations, if any, created by the Plan. Mativ, the Board of Directors, the Committee, the Plan Administrator and any individual or entity shall not be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between Mativ and a Director, Beneficiary, or any other individual or entity.

Section 4.5.2 Mativ may, in its sole discretion, establish a Rabbi Trust as a vehicle in which to place funds or shares of Common Stock with respect to this Plan. If established, all benefits payable under this Plan to a Director shall be paid directly by Mativ from the Rabbi Trust, To the extent that such benefits are not paid from the Rabbi Trust, the benefits shall be paid from the general assets of Mativ and shall be reimbursed to Mativ by the Rabbi Trust at Mativ’s request upon presentation of reasonable proof that Mativ made such payment. The assets of the Rabbi Trust shall be subject to the claims of the Company’s creditors in the event of its insolvency. Except as to any amounts paid or payable to a Rabbi Trust, the Company shall not be obligated to set aside, earmark or place in escrow any funds or other assets to satisfy its obligations under this Plan, and the Directors shall not have any property interest in any specific assets of Mativ other than the unsecured contractual right, if any, to receive payments from Mativ as provided in this Plan.

Section 4.5.3 Mativ does not in any way guarantee any Director’s Investment Measurement Account or Stock Unit Measurement Account against loss or depreciation, whether caused by poor deemed investment performance, insolvency of a deemed investment or by any other event or occurrence. In no event shall any employee, officer, director, or stockholder of Mativ be liable to any individual or entity on account of any claim arising by reason of the Plan provisions or any instrument or instruments implementing its provisions, or for the failure of any Director,

Beneficiary or other individual or entity to be entitled to any particular tax consequences with respect to the Plan or any credit or payment of benefits thereunder.

Section 4.6 No Transfers Between Accounts. Deferrals into the Investment Measurement Account may be deemed invested in different funds and transferred between fund options within the Investment Measurement Account pursuant to the procedures established from time to time by the Plan Administrator. All deferrals into the Stock Unit Measurement Account shall be deemed invested in Mativ Common Stock at all times. Balances in the Investment Measurement Account and the Stock Unit Measurement Account may not be transferred from one account to the other account, provided, however, that balances in the Stock Unit Measurement Account may be transferred from the Stock Unit Measurement Account to the Investment Measurement Account once only with respect to any Director who experienced a Separation from Service prior to the Effective Date and continues to have an Stock Unit Measurement Account as of the Effective Date.

Article V - Benefits

Section 5.1 Pre-Termination Survivor Benefit. If the Director dies before becoming entitled to benefits under this Article or Article VI, the Director’s Beneficiary or Beneficiaries designated pursuant to Section 8.10 shall be entitled to receive payment in the amount equal to the sum of the amount credited to the Director’s Investment Measurement Account and the number of shares of Common Stock credited to the Director’s Stock Unit Measurement Account, as of the date the Director dies. Distribution of any benefits under this Section 5.1 shall be made in a single lump sum in cash within thirty (30) days after the date of the Director’s death; provided, however, that in all cases the Beneficiary or Beneficiaries shall not have the right to designate the year of payment.

Section 5.2 Post-Termination Survivor Benefit. If a Director dies after benefits have commenced under this Article or Article VI, but prior to receiving complete payment of benefits under this Plan, the Director’s Beneficiary or Beneficiaries designated under Section 8.10 shall be entitled to receive payment in the amount equal to the sum of the amount credited to the Director’s Investment Measurement Account and the number of shares of Common Stock credited to the Director’s Stock Unit Measurement Account, as of the date the Director dies. Distribution of any benefits under this Section 5.2 shall be made in a single lump sum in cash within thirty (30) days after the date of the Director’s death; provided, however, that in all cases the Beneficiary or Beneficiaries shall not have the right to designate the year of payment.

Section 5.1 Change of Control. If a Change of Control occurs before a Director becomes entitled to receive benefits under this Article or Article VI or before the Director has received complete payment of his benefits under this Plan, he shall be entitled to receive payment in the amount equal to the sum of the amount credited to the Director’s Investment Measurement Account and the number of the shares of Common Stock credited to his Stock Unit Measurement Account as of the date the Change of Control occurs. Distribution of any benefits under this Section 5.3 shall be made in a single lump sum in cash within thirty (30) days after the date of the Change in Control; provided, however, that in all cases the Director shall not have the right to designate the year of payment.

Article VI - Benefit Distributions

Section 6.1 No In-Service Distributions. Distributions from either the Stock Unit Measurement Account or the Investment Measurement Account shall not be allowed under this Article VI while the individual remains a Director of Mativ.

Section 6.2 Deferral Election Requirements. At the time of filing of a Deferral Election, the Director must indicate an election to receive distribution of: (1) the entire amount credited to the Director’s Investment Measurement Account and the number of all shares of Common Stock credited to the Director’s Stock Unit Measurement Account in a lump sum immediately following the end of the month in which the Director experiences a Separation from Service with Mativ, (2) the entire amount credited to the Director’s Investment Measurement Account and the number of all shares of Common Stock credited to the Director’s Stock Unit Measurement Account in a lump sum in the January immediately following the end of the month in which the Director experiences a Separation from Service with Mativ, or (3) the entire amount credited to the Director’s Investment Measurement Account and the number of all shares of Common Stock credited to the Director’s Stock Unit Measurement Account in three (3), five (5) or ten (10) annual installments with the initial distribution to commence in the January immediately following the end of the month in which the Director experiences a Separation from Service with Mativ. If no distribution election is made by the Director for the Plan Year or no election form is in effect at the time the Director experiences a Separation from Service, the entire amount credited to the Director’s Investment Measurement Account and the number of all shares of Common Stock credited to the Director’s Stock Unit Measurement Account will be distributed in installments over five (5) years beginning in the January immediately following the end of the month in which the Director experiences a Separation from Service with Mativ. Annual installments shall be calculated each year by dividing the remaining Investment Measurement Account balance and the number of shares of Common Stock credited in the Stock Unit Measurement Account as of January 1st of the year in which the distribution is to be made by the remaining number of installments. All amounts credited to the Director’s Investment Measurement Account shall be paid in cash, and all shares of Common Stock credited to the Director’s Stock Unit Measurement Account shall be paid in shares of Common Stock.

Any Deferral Election may be amended provided that all of the following requirements are met:

(i)    the amendment of the Deferral Election shall not take effect until at least 12 months after the date on which such amendment is made;

(ii)    in the case of an amendment of a Deferral Election related to a payment not made on account of the Participant’s death or Disability, the first payment with respect to which the amendment is made shall in all cases be deferred for a period of not less than 5 years from the date on which such payment otherwise would have been made; and

(iii)    in the case of an amendment of an election related to a payment that is to be made at a specified time or pursuant to a fixed schedule, such an amendment of the election must be made at least 12 months prior to the date of the first scheduled payment.

Section 6.3 Distributions to Beneficiary. If the Director or former Director dies before all payments have been made, distribution(s) shall be made to the Director’s Beneficiary or Beneficiaries.

Article VII - Establishment of Trust

Section 7.1 Establishment of Trust. Mativ may establish a Rabbi Trust (“Trust”) for the Plan. If established, all benefits payable under this Plan to a Director shall be paid directly by Mativ from the Trust. To the extent that such benefits are not paid from the Trust, the cash benefits shall be paid from the general assets of Mativ and the benefits payable in shares of Common Stock shall be paid from any sources available to Mativ, and Mativ shall be reimbursed by the Trust at Mativ’s request upon presentation of reasonable proof that Mativ made such payments. Any such Trust shall be an irrevocable grantor trust which is intended to qualify as such under subpart E, part I, Subchapter J, chapter 1, Subtitle A of the Code. The assets of the Rabbi Trust shall be subject to the claims of Mativ’s creditors in the event of its insolvency. Except as to any amounts paid or payable to a Trust, Mativ shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan, and the Director and/or his designated Beneficiaries shall not have any property interest in any specific assets of Mativ other than the unsecured contractual right, if any, to receive payments from Mativ as provided in this Plan.

Section 7.2 Distribution of Benefits from the Trust. In the event a Trust is established and benefit distributions are not made by Mativ in accordance with the terms of the Plan, a Director may petition the trustee of the Trust directly for distribution of benefits and the trustee may make such distributions directly to the Director upon the trustee’s good faith determination that the benefit distribution was in fact owed to the Director under the terms of the Plan, was not timely made by Mativ and that there are sufficient assets in the Trust to make the distribution.

Article VIII - Miscellaneous

Section 8.1 Unfunded Plan. Benefits provided under this Plan are unfunded obligations of Mativ. Nothing contained in this Plan shall require Mativ to segregate any monies or other assets from its general funds or assets with respect to such obligations. This Plan is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and is not intended for the benefit of any common law employee of Mativ.

Section 8.2 Plan Administrator. The Board shall be the plan administrator of this Plan and shall be solely responsible for its general administration and interpretation and for carrying out the provisions hereof, and shall have all such powers as may be necessary to do so. The Board shall have the right to delegate from time to time the administration of the Plan, in whole or in part, to any committee of the Board. The decisions made, and the actions taken, by the Board or any committee thereof in the administration of the Plan shall be final and conclusive on all persons, and no member of the Board or any committee thereof shall be subject to individual liability with respect to the Plan.

Section 8.3 Anti-Alienation Clause. Neither the Director nor any beneficiary nor any next-of-kin shall have the right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part, which payments are expressly non-assignable and non-transferable, whether voluntarily or involuntarily. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void. Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Director.

Section 8.4 Tax Withholdings. Mativ shall withhold from amounts paid under this Plan any taxes or other amounts required to be withheld by any applicable federal, state, local or foreign income tax law. Mativ may provide that all such amounts shall be withheld from any cash amounts to be distributed or Mativ may elect to permit the Director to make such withholdings (i) in cash through a sale of the shares of Common Stock to be distributed through a broker-dealer to whom the Director has submitted irrevocable instructions to sell the shares and deliver the cash promptly to Mativ or (ii) by requesting Mativ to withhold from the shares of Common Stock to be delivered that number of shares of Common Stock having a Fair Market Value on the date of distribution equal to the amount to be withheld. Mativ shall comply with all governmental reporting requirements applicable to the Plan or any payment pursuant to the Plan.

Section 8.5 Amendments. The Board, may at any time, amend the Plan for whatever reasons it may deem appropriate. No amendment shall impair the rights of a participant with respect to vested amounts then in the participant’s account without the written consent of the affected Directors. All references to action by the Directors shall mean a vote of a majority of the total number of Directors authorized by the Board unless such action may potentially result in the loss of deferred tax treatment of the plan benefits, in which case the unanimous vote of the Board shall be required.

Section 8.6 Quarterly Statements. Each Director in the Plan will receive a quarterly statement indicating the dollar amount credited to the Director’s Investment Measurement Account and the number of shares of Common Stock credited to the Director’s Stock Unit Measurement Account as of the end of the preceding calendar quarter.

Section 8.7 Good Faith Distribution of Benefits. Any distribution of benefits made in good faith in accordance with provisions of the Plan shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan.

Section 8.8 Binding Effect. The provisions of this Plan shall be binding upon Mativ and its successors and assigns and upon every Director and his heirs, Beneficiaries, estates and legal representatives.

Section 8.9 Director Change of Address. Each Director entitled to benefits shall file with Mativ’s Vice President – Human Resources or his or her designee, in writing, notification of any change of address. Any check representing payment and any communication addressed to a Director or a former Director at this last address filed with Mativ’s Vice President — Human Resources or his or her designee, or if no such address has been filed, then at his last address as indicated on Mativ’s records, shall be binding on such Director for all purposes of the Plan, and neither the Plan Administrator, Mativ, any trustee, nor any other payor shall be obliged to search for or ascertain the location of any such Director. If Mativ and the Plan Administrator are unable to locate a Participant or another person or entity to whom payment is due under this Plan, in order to make a distribution to such person or entity, the amount of the Participant’s benefits under the Plan that would otherwise be considered as nonforfeitable shall be forfeited effective four years after (i) the last date a payment of said benefit was made, if at least one such payment was made, or (ii) the first date a payment of said benefit was directed to be made by the Plan Administrator pursuant to the terms of the Plan, if no payments have been made. If such person is located after the date of such forfeiture, the benefits for such Participant or Beneficiary shall not be reinstated hereunder.

Section 8.10 Designation of Beneficiary. Each Director shall designate, by name, on the Deferral Election, the Beneficiary(ies) who shall receive any benefits which might be payable after such Director’s death. A Beneficiary designation may be changed or revoked in writing by the Director making the designation without such Beneficiary’s consent at any time or from time to time in the manner as provided by the Plan Administrator, and the Plan Administrator shall have no duty to notify any individual or entity designated as a Beneficiary of any change in such designation which might affect such individual or entity’s present or future rights. If no designation is made, or if the named Beneficiary predeceases the Director or is not in existence at the time of the Director’s death, distribution of benefits shall be made (i) to the Director’s surviving spouse, (ii) if there is no surviving spouse, to the Director’s children (natural or adopted) per stirpes (with the portion for each deceased child to such child’s living descendants per stirpes) or (iii) if there is no surviving spouse or living descendants, the Director’s estate. Distributions to any child under the age of 18 may be made to the child’s legal guardian or a trust for the child’s benefit.

No Director shall designate more than three (3) simultaneous Beneficiaries, and if more than one (1) Beneficiary is named, Director shall designate the share to be received by each Beneficiary. Despite the limitation of three (3) Beneficiaries, a Director may designate more than three (3) Beneficiaries provided such beneficiaries are the surviving spouse and children of the Director. If a Director designates alternative, successor, or contingent Beneficiaries, such Director shall specify the terms and conditions upon which amounts shall be paid to such multiple, alternative, successor or contingent beneficiaries. Any payment made under this Plan after the death of a Participant shall be made only to the Beneficiary or Beneficiaries designated pursuant to this Section 8.10.

Section 8.11    Claims and Appeals Procedure.

(a)    Deciding the Claim. A claim is a request for a Plan benefit made by a claimant on a form provided by the Plan Administrator. The claimant must mail or deliver the completed and executed form to the Plan Administrator for it to be considered. The Plan Administrator shall decide the claim. If a claim is wholly or partially denied, the Plan Administrator shall provide the claimant with written or electronic notification of the adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of the claim by the Plan Administrator, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be famished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the benefit determination.

(b)    Notification of the Decision. The notification shall set forth, in a manner calculated to be understood by the claimant:

(i)    The specific reason or reasons for the adverse determination;

(ii)    Reference to the specific Plan provisions on which the determination is based;

(iii)    A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)    A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal; and

Any electronic notification shall comply with the standards imposed by regulations issued by the Department of Labor under ERISA.

(c)    Time for Deciding Claims. For purposes of subsection 8.11(a), the period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with the procedures set forth in that subsection, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event a period of time is extended as permitted by subsection 8.11(a) due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(d)    Authorized Representative. An authorized representative of the claimant may act on his or her behalf in pursuing a benefit claim or appeal of an adverse benefit determination. The Plan Administrator may require, as a prerequisite to dealing with a representative, that the claimant verify in writing authority of the representative to act on behalf of the claimant.

(e)    Consistency. The Plan Administrator shall conduct or have conducted on its behalf periodic reviews to verify that benefit claim determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan’s provisions have been applied consistently with respect to similarly-situated claimants.

(f)    Deciding the Appeal. A claimant may appeal an adverse benefit determination to the Plan Administrator by mailing or delivering to the Plan Administrator a written notice of appeal. The claimant may submit written comments, documents, records, or other information relating to the claim for benefits to the Plan Administrator. The Plan Administrator shall provide to the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, Whether a document, record or other information is relevant to a claim for benefits shall be determined in accordance with standards issued by the Department of Labor. The Plan Administrator shall decide the appeal. The Plan Administrator’s decision shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Plan Administrator will not, however, consider a claimant’s appeal unless the Plan Administrator receives it within 60 days following receipt by the claimant of a notification of an adverse benefit determination.

(g)    Time for Deciding Appeals. The Plan Administrator will decide a claimant’s appeal no later than 60 days following the Plan Administrator’s receipt of the appeal, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time for processing the claim is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision.

(h)    Notification of the Decision on Appeal. The Plan Administrator shall provide a claimant as soon as possible, but not later than five days after the benefit determination is made, with written or electronic notification of the Plan Administrator’s decision on appeal. Any electronic notification shall comply with the standards imposed by the Department of Labor by regulations issued under ERISA. In the case of an adverse benefit determination, the notice shall set forth, in a manner calculated to be understood by the claimant:

(i)    The specific reason or reasons for the adverse determination;

(ii)    Reference to the specific Plan provisions on which the benefit determination is based;

(iii)    A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits (whether a document, record or other information is relevant to a claim for benefit shall be determined by reference to regulations issued under ERISA by the Department of Labor); and

(iv)    A statement of the claimant’s right to bring an action under section 502(a) of ERISA.

(i) No Liability; Duties of Trustee. No member of the Board, or any committee thereof, nor any officer, employee or agent of Mativ shall be liable to any individual or entity for any action taken hereunder, except those actions undertaken with lack of good faith. If Mativ has established a Rabbi Trust for the Plan pursuant to which the trustee has agreed to act in a capacity other than as a directed trustee in the event of a Change in Control, the trustee of the Trust shall perform the duties of the Plan Administrator under this Section 8.11 following a Change of Control.

Section 8.12 Statute of Limitations. Except for any action against a fiduciary for a breach of his fiduciary duty, an action filed in state or federal court regarding any rights or obligations under the Plan must be brought within one year from the date of the final decision of the Plan Administrator.

Section 8.13 No Guarantee of Service. Nothing contained in the Plan shall be construed as a commitment by the Board to nominate any person for election or re-elect such person to the Board. Nothing contained in this Plan shall be construed to create a right in any person to be elected or to continue to serve as a Director.

Section 8.14 No Effect on Existing Plan. The adoption of this Plan shall have no effect on the existing Mativ Holdings, Inc. Outside Directors Stock Plan. Nothing contained in this Plan shall prevent Mativ from adopting other or additional compensation plans or arrangements for its non-employee Directors.

Section 8.15 Governing Law. To the extent not superseded by the laws of the United States, the laws of the State of Georgia (except for the provisions of Georgia law relating to conflicts of laws) shall be controlling in all matters relating to this Plan.

Section 8.16 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be interpreted and enforced as if such illegal and invalid provisions had never been set forth.

Section 8.17 Code Section 409A. It is the intention of the Company that this Plan shall meet the requirements of section 409A of the Code and applicable Treasury Regulations that must be met in order for amounts of compensation deferred under this Plan to be taxable, for purposes of federal income taxation, in the year of actual receipt by the Participant or Beneficiary. If any provision of this Plan is susceptible of two interpretations, one of which results in the compliance of the Plan with Section 409A of the Code and the applicable Treasury Regulations, and one of which does not, then the provision shall be given the interpretation that results in compliance with Section 409A and the applicable Treasury Regulation.

(Signature page follow this page)

IN WITNESS WHEREOF, Mativ Holdings, Inc. has adopted the foregoing instrument to be effective as of January 1, 2023.

MATIV HOLDINGS, INC.

By: /s/ Ricardo Nunez
Title: Chief Legal Officer, Secretary and Chief
Compliance Officer